UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On August 2, 2016, Hersha Hospitality Trust (the “Company”), as parent guarantor, Hersha Hospitality Limited Partnership (the “Operating Partnership”), as borrower, and certain indirect subsidiaries of the Company entered into a Term Loan Agreement (the “Term Loan Agreement”) with certain lenders, for whom Citibank, N.A. (“Citibank”) is acting as the administrative agent and Wells Fargo Bank, N.A. (“Wells Fargo”) is acting as the syndication agent.  The Term Loan Agreement provides for a $200 million senior unsecured term loan credit facility (the “Term Loan Facility”).  Affiliates of Citibank and Wells Fargo acted as joint lead arrangers and joint book running managers for the Term Loan Facility.  On the closing date (August 2, 2016), the Term Loan Facility was funded as a single draw of $50 million.  Subject to certain terms and conditions set forth in the Term Loan Agreement, up to an additional $150 million will be available on a delayed draw basis through April 29, 2017.  The maturity date of the Term Loan Facility is August 2, 2021.  Pursuant to the Term Loan Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the lenders all of the obligations of the Operating Partnership and each other guarantor under the Term Loan Agreement.  From time to time, the Operating Partnership may be required to cause additional subsidiaries to become guarantors under the Term Loan Agreement.

Subject also to financial covenants and other restrictions referenced below, availability under the Term Loan Agreement is based on the lesser of (i) the borrowing base value for all hotel properties that are borrowing base assets and (ii) the borrowing base debt service coverage ratio (as defined in the Term Loan Agreement).  The initial borrowing base assets as of August 2, 2016, the closing date of the Term Loan Agreement, are: Winter Haven, Miami Beach, FL; Blue Moon, Miami Beach, FL; Hampton Inn - Pearl Street, New York, NY; Hampton Inn, Philadelphia, PA; Hampton Inn, Washington, D.C.; Residence Inn, Norwood, MA; Sheraton JFK International Airport, Jamaica, NY; Holiday Inn Express, Cambridge, MA; Residence Inn, Framingham, MA; The Rittenhouse Hotel, Philadelphia, PA; Sheraton Wilmington South, Wilmington, DE; NU Hotel, Brooklyn, NY; The Boxer, Boston, MA; Courtyard by Marriott, San Diego, CA; Residence Inn, Coconut Grove, FL; Parrot Key Resort, Key West, FL; Residence Inn, Greenbelt, MD; Courtyard Boston Brookline Hotel, Brookline, MA; Courtyard Miami, Miami, FL; TownePlace Suites Sunnyvale, Sunnyvale, CA; Residence Inn, Vienna, VA; Ritz Georgetown, Washington, DC; Hilton Garden Inn Georgetown, Washington, DC; Hawthorne Suites, Franklin, MA; Hampton Inn Manhattan-Seaport-Financial District, New York, NY; and Courtyard Alexandria Pentagon South, Alexandria, VA.

All borrowings under the Term Loan Agreement will bear interest at a rate per annum equal to, at the option of the Company, either:

•

the greatest of (i) federal funds rate (as defined in the Term Loan Agreement) plus 0.50%, (ii) the rate of interest as publicly announced from time to time by Citibank, N.A. in New York, New York as its base rate, and (iii) the one-month Eurodollar Rate (as defined in the Term Loan Agreement) plus 1.00% plus, in each case, a margin that fluctuates from 45 basis points to 120 basis points based upon the Company’s leverage ratio; and

•	the Eurodollar Rate plus a margin that fluctuates from 145 basis points to 220 basis points based upon the Company’s leverage ratio.

The Term Loan Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum leverage ratio, maximum secured debt leverage ratio, minimum fixed charge coverage ratio, maximum dividend payout ratio and minimum tangible net worth financial covenants, borrowing base financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the loan and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults. The occurrence of an event of default under the Term Loan Agreement could result in all loans and other obligations becoming immediately due and payable and the obligation to make advances being terminated and allow the lenders to exercise all rights and remedies available to them.

Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries from time to time for which they have received, and may in the future receive, customary fees and expenses.

A copy of the Term Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

 In connection with the execution of the Term Loan Agreement and the closing of the Term Loan Facility, the Company entered into Amendment No. 2 to the Amended and Restated Credit Agreement with Citibank, N.A., as administrative agent, and certain required lenders (“Amendment No. 2”).  Amendment No. 2 conforms to the Term Loan Agreement certain definitions and provisions set forth in the Company’s Amended and Restated Credit Agreement, dated as of February 28, 2014 (the “Existing Credit Agreement”), under which the Company’s $500 million senior unsecured credit facility has been provided.  Amendment No. 2 amends, among other things, the permitted investments negative covenant.  A copy of Amendment No. 2 is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Amendment No. 2 is qualified in its entirety by reference to the full text of the Existing Credit Agreement as amended by Amendment No. 2.

Also in connection with the execution of the Term Loan Agreement and the closing of the Term Loan Facility, the Company entered into Amendment No. 1 to the Term Loan Agreement with Citibank, N.A., as the administrative agent, and certain required lenders (“Initial Term Loan Amendment No. 1”). Initial Term Loan Amendment No. 1 conforms to the Term Loan Agreement certain definitions and provisions set forth in the Company’s Term Loan Agreement, dated as of August 10, 2015 (the “Initial Term Loan Agreement”), under which the Company’s $300 million senior unsecured term loan credit facility has been provided. Initial Term Loan Amendment No. 1 amends, among other things, the permitted investments negative covenants.  A copy of the Initial Term Loan Amendment No. 1 is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of Initial Term Loan Amendment No. 1 is qualified in its entirety by reference to the full text of the Initial Term Loan Agreement as amended by Initial Term Loan Amendment No. 1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Term Loan Agreement, dated as of August 2, 2016, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the initial lenders named therein, as initial lenders, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.

10.2

Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 10, 2015, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.

10.3

Amendment No. 1 to the Term Loan Agreement, dated as of August 10, 2015, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the initial lenders named therein, as initial lenders, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: August 5, 2016	By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Term Loan Agreement, dated as of August 2, 2016, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the initial lenders named therein, as initial lenders, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.

10.2

Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 10, 2015, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.

10.3

Amendment No. 1 to the Term Loan Agreement, dated as of August 10, 2015, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the subsidiary guarantors named therein, as guarantors, the initial lenders named therein, as initial lenders, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.